Exhibit 8(bb)

Schedule B

Fund		BLK Ticker
BlackRock Bond Fund, Inc.
1.	BlackRock Sustainable Total Return Fund	TR-E-AG

2.	BlackRock Advantage SMID Cap Fund, Inc.	MF_VO

BlackRock FundsSM
3.	BlackRock Advantage Emerging Markets Fund	BR_EMR-AGG
4.	BlackRock Advantage International Fund	BR_GO_AG
5.	BlackRock Advantage Large Cap Growth Fund	BR_FLEX_AG
6.	BlackRock Advantage Small Cap Core Fund	BR_DSCC
7.	BlackRock Advantage Small Cap Growth Fund	BR_SCGE
8.	BlackRock China A Opportunities Fund	BR_CHOPS
9.	BlackRock Commodity Strategies Fund	BR_CSF-AGG
10.	BlackRock Cayman Commodity Strategies Fund, Ltd.	BR_CSF-CMN
11.	BlackRock Defensive Advantage Emerging Markets Fund	BR_DAEM
12.	BlackRock Defensive Advantage International Fund	BR_DAINTL
13.	BlackRock Defensive Advantage U.S. Fund	BR_DAUS
14.	BlackRock Energy Opportunities Fund	BR_ACGR
15.	BlackRock Exchange Portfolio	BR_EXC
16.	BlackRock Global Equity Absolute Return Fund	GEARUS-AG
17.	BlackRock Global Long/Short Equity Fund	BR_GLS-AGG
18.	BlackRock Health Sciences Opportunities Portfolio	BR_HS
19.	BlackRock High Equity Income Fund	BR_USOPP
20.	BlackRock Infrastructure Sustainable Opportunities Fund	BR_ISOF
21.	BlackRock International Dividend Fund	BR_ISCE
22.	BlackRock Mid-Cap Growth Equity Portfolio	BR_MCGE
23.	BlackRock Real Estate Securities Fund	BR_REIT-AG
24.	BlackRock Short Obligations Fund	BR_SHOBLIG
25.	BlackRock Sustainable Advantage Emerging Markets Equity Fund	BR_EMR_ESG
26.	BlackRock Sustainable Advantage International Equity Fund	BR_GO_ESG
27.	BlackRock Sustainable Advantage Large Cap Core Fund	BR_IMPR3
28.	BlackRock Tactical Opportunities Fund	BR_AA
29.	BlackRock Technology Opportunities Fund	BR_GST
30.	BlackRock Total Factor Fund	BR-SRA-AG
31.	BlackRock Cayman Strategic Risk Allocation Fund, Ltd.	BR-SRA-CAY
32.	BlackRock Wealth Liquid Environmentally Aware Fund	BR-MM
33.	Circle Reserve Fund	L-CIRRF

BlackRock Funds II
34.	BlackRock 20/80 Target Allocation Fund	BR_CON
35.	BlackRock 40/60 Target Allocation Fund	BR_MOD
36.	BlackRock 60/40 Target Allocation Fund	BR_GRW
37.	BlackRock 80/20 Target Allocation Fund	BR_AGR
38.	BlackRock Dynamic High Income Portfolio	BR-DHI-AG
39.	BlackRock Global Dividend Portfolio	BR-IBP-AG
40.	BlackRock Managed Income Fund	BR-MI-AG
41.	BlackRock Multi-Asset Income Portfolio	BR-INC-AG
42.	BlackRock Retirement Income 2030 Fund	BR-RI2030
43.	BlackRock Retirement Income 2040 Fund	BR-RI2040

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BlackRock Funds IV
44.	BlackRock Global Long/Short Credit Fund	BR-GC-AG
45.	BlackRock Sustainable Advantage CoreAlpha Bond Fund	BR-IMPBD
46.	BlackRock Systematic Multi-Strategy Fund	BR-SMS-AG

BlackRock Funds V
47.	BlackRock Core Bond Portfolio	BR-CORE
48.	BlackRock Floating Rate Income Portfolio	BR-FRI
49.	BlackRock GNMA Portfolio	BR-GNMA
50.	BlackRock High Yield Bond Portfolio	BR-HIYLD
51.	BlackRock Income Fund	BR-MSB-AGG
52.	BlackRock Inflation Protected Bond Portfolio	BR-IP-AGG
53.	BlackRock Low Duration Bond Portfolio	BR-LO-AGG
54.	BlackRock Strategic Income Opportunities Portfolio	BR-SIP-AG
55.	BlackRock Sustainable Emerging Markets Bond Fund	BR-EMDHD
56.	BlackRock Sustainable Emerging Markets Flexible Bond Fund	BR-EMD
57.	BlackRock Sustainable High Yield Bond Fund	BR-SUSHI
58.	BlackRock Sustainable Low Duration Bond Fund	BR-SUSLO
59.	BlackRock U.S. Government Bond Portfolio	BR-INTG

BlackRock Funds VII, Inc.
60.	BlackRock Sustainable International Equity Fund	BR_SUSINTL
61.	BlackRock Sustainable U.S. Growth Equity Fund	BR_SUSGRO
62.	BlackRock Sustainable U.S. Value Equity Fund	BR_SUSVAL

BlackRock Large Cap Series Funds, Inc.
63.	BlackRock Advantage Large Cap Core Fund	FF_LCC
64.	BlackRock Advantage Large Cap Value Fund	MF_LCV

BlackRock Municipal Bond Fund, Inc.
65.	BlackRock Impact Municipal Fund	BR-MPACT

Schedule B, dated August 29, 2022

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